EXHIBIT 4.2

Cusip Number
Shares


IMPORTANT:
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TERMS ON REVERSE                             SEE REVERSE
REQUIRE CAREFUL                              FOR CERTAIN
READING.                                     DEFINITIONS.


HVIDE MARINE INCORPORATED
Incorporated under the laws of the State of Florida
CLASS A
COMMON STOCK
Non-Citizen Share Certificate


This Certifies That           is the registered holder of     fully paid and
non-assessable shares of the CLASS A COMMON STOCK, having a par value of $.001 per share, of HVIDE MARINE INCORPORATED (hereinafter called the "Corporation") transferable only upon the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

Secretary                             President and Chief Executive Officer
[SEAL]


Countersigned and Registered
ChaseMellon Shareholder Services, L.L.C.

Transfer Agent and Resistrar

Authorized signature




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HVIDE MARINE INCORPORATED
READ CAREFULLY

     Hvide Marine Incorporated (the "Corporation") will furnish to any stockholder, upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of stock authorized to be issued and the designation, relative rights, preferences and limitations of each series of Preferred Stock so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Any such request may be addressed to the Corporation or to the Transfer Agent.

     Because the Corporation's vessels operate in the United States coastwise trades, United States law requires no more than 25 percent of its stock may be owned or controlled by Non-Citizens as defined in the Application for Transfer of Shares printed below on this Certificate. If this certificate is a CITIZEN SHARE CERTIFICATE, it has been issued on the representation by the registered owner thereof that it is held by or for the account of a Citizen as defined below. If the holder of a CITIZEN SHARE CERTIFICATE is a Non-Citizen, or holds for the account of a Non-Citizen, the certificate must be exchanged immediately for a NON-CITIZEN SHARE CERTIFICATE, subject to the limitations set forth below. Similarly, where the beneficial interest is transferred from a Citizen to a Non-Citizen, the record holder must likewise exchange the certificate. Should such certificate be sold to a Citizen holding for himself or another Citizen, the transferee should exchange it for a CITIZEN SHARE CERTIFICATE. Under the Articles of Incorporation, the minimum percentage of the total outstanding shares of the Corporation that may be owned by Non-Citizens is 24.99% Any purported sale, transfer or other disposition to Non-Citizens of shares evidenced by CITIZEN SHARE CERTIFICATES, which at the time of presentation to the Transfer Agent of the Corporation would result in increasing the ownership of shares by Non-Citizens above such minimum permitted percentage, shall be ineffective as against the Corporation to transfer the shares or any voting or other rights in respect thereof, and such transfer shall not be recorded on the books of the Corporation in any such case, and neither the Corporation nor the Transfer Agent shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation. Any shares represented by CITIZEN SHARE CERTIFICATES held in the names of or for the account of Non-Citizens will have no rights, and the Corporation may regard this Certificate, whether or not validly issued, as having been invalidly issued. The Corporation will furnish to any stockholder, upon written request and without charge, copies of the applicable
















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provisions of the Articles of Incorporation.  Any such request may be addressed to the Corporation or to the Transfer Agent. The shares represented by this Certificate will be transferred on the books of the Corporation only if the Application for Transfer of Shares set forth below has been executed by the transferee.

                    APPLICATION FOR TRANSFER OF COMMON STOCK

     The undersigned (the "Applicant") makes application for the transfer to the name of the Applicant of the number of shares of common stock indicated below and hereby certifies to Hvide Marine Incorporated that: (answer (a), (b) and/or
(c) as applicable)

     (a)  The Applicant will be the beneficial owner of
                                                        ------------------------
                      shares of the common stock of Hvide Marine Incorporated
          ----------
          and is   is not   a "Citizen" (check one).

     (b)  The Applicant will hold                                       shares
                                  ------------------------------------
          of the common stock of Hvide Marine Incorporated for the benefit of one or more "Persons" who ARE "Citizens."

     (c)  The Applicant will hold                                        shares
                                   ------------------------------------
          of the common stock of Hvide Marine Incorporated for the benefit of one or more "Persons" who ARE NOT "Citizens."

   The Applicant agrees that, on the request of Hvide Marine Incorporated, he will furnish proof in support of this certificate. The Applicant understands that he has an ongoing obligation to provide the information set forth herein and agrees to provide a new Citizenship Certificate at any time as the facts affecting his citizenship or the citizenship of the beneficial owner(s) for whom he holds Hvide Marine Incorporated common stock change. Hvide Marine Incorporated will provide a blank Citizenship Certificate to the Applicant upon request.

                                IMPORTANT NOTICE

THIS APPLICATION CONSTITUTES A BASIS FOR HVIDE MARINE INCORPORATED'S REPRESENTATION TO THE UNITED STATES GOVERNMENT THAT IT IS A CITIZEN WITHIN THE MEANING OF THE SHIPPING ACT, 1916, AS AMENDED, ANY PERSON MAKING A STATEMENT HEREIN WHICH HE KNOWS TO BE FALSE MAY BE PROCEEDED AGAINST UNDER TITLE 18, UNITED STATES CODE, SECTION 1001 WHICH SECTION PRESCRIBES PENALTIES OF UP TO FIVE YEARS IMPRISONMENT OR A FINE OF UP TO $10,000.


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   This Certificate is dated                                 ,
                             --------------------------------  -----------------
 .

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For purposes of this Certificate:

Signature of Applicant

A "Citizen" is:

   (i) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law;

   (ii) any corporation (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which title to not less than 75% of its stock is Beneficially Owned, as defined herein, by and vested in Persons, as defined herein, who are Citizens, as defined herein, free from any trust or fiduciary obligation in favor of Non-Citizens, as defined herein, (C) of which not less than 75% of the voting power is vested in Citizens free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly in behalf of Non-Citizens, (D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (E) whose president or chief executive officer, chairman of the Board of Directors and all officers authorized to act in the absence or disability of such Persons are Citizens, and (F) of which more than 50% of the number of its directors necessary to constitute a quorum are Citizens;

   (iii) any partnership (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) all general partners of which are Citizens, and (C) of which not less than a 75% partnership interest is Beneficially Owned and controlled by, and vested in, Persons who are Citizens free and clear of any trust or fiduciary obligation in favor of any Non-Citizens;

   (iv) any association (A) that is organized under the laws of the United States, or of a state, territory, district or possession thereof, (B) of which 100% of the members are Citizens, (C) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (D) of which not less than 75%


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          of the voting power is vested in Citizens free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (E) of which more than 50% of the number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;

   (v) any limited liability company (A) that is organized under the laws of the United States, or of a state, territory, district or possession thereof, (B) of which not less than 75% of the membership interests are Beneficially Owned by and vested in Persons that are Citizens free from any trust or fiduciary obligation in favor of Non-Citizens and of which the remaining membership interests are Beneficially Owned by and vested in Persons meeting the requirements of 46 U.S.C. Sec.12102(a),
          (C) of which not less than 75% of the voting power is vested in Citizens free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly in behalf of Non-Citizens, (D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (E) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body), managing members (or equivalent), if any, and all Persons authorized to act in the absence or disability of such Persons are Citizens, and (F) of which more than 50% of the number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;

   (vi) any joint venture (if not an association, corporation, partnership, or limited liability company) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, and (B) of which 100% of the equity is Beneficially Owned by and vested in Citizens free and clear of any trust or fiduciary obligation in favor of any Non-Citizens; and

   (vii) any trust (A) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (B) the trustee of which is a Citizen, and (C) of which not less than a 75% interest is held for the benefit of Citizens free and clear of any trust or fiduciary obligation in favor of any Non-Citizens.

The foregoing definition is applicable at all tiers of ownership and in both form and substance at each tier of ownership.

A "Non-Citizen" is any Person other than a Citizen.

A "Person" is an individual, corporation, partnership, association, trust, joint venture, limited liability company or other entity.

A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own" shares of Common Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

                                  ABBREVIATIONS

   The following abbreviations when used in the inscriptions on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  --  as tenants in common
UNIF GIFT MIN ACT
                 ------------------------
CUSTODIAN
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TEN ENT   --  as tenants by the entireties
JT TEN    --  as joint tenants with right
          under Uniform Gifts to Minors Act
          of survivorship and not as
          tenants in common
(State)
     Additional abbreviations may also be used though not in the above list.

                            ------------------------

For value received,
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hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.